AMENDED SCHEDULE II

     The following is an amended and restated Schedule II (“Amendment”) to the Amended and Restated Custody Agreement, dated June 19, 2001, by and between The Bank of New York Mellon (successor to The Bank of New York) (“Custodian”) and each open-end management investment company listed on Schedule II thereto (each, a “Fund”), and the Foreign Custody Manager Agreement, dated June 19, 2001, by and between Custodian and each Fund (collectively the “Agreements”). This Amendment serves to update Schedule II to the Agreements. Custodian and the Funds hereby agree that all of the terms and conditions as set forth in the Agreements are hereby incorporated by reference with respect to the Funds listed below.

Schedule II is hereby amended as follows:

Fund:	Vanguard Admiral Funds
Series/Tax Identification No.:	Vanguard Admiral Treasury Money Market Fund/23-2696041
Fund:	Vanguard Chester Funds
Series/Tax Identification No.:	Vanguard PRIMECAP Fund/23-2311358
Fund:	Vanguard CMT Funds
Series/Tax Identification No.:	Vanguard Market Liquidity Fund/20-0961056
Fund:	Vanguard Fenway Funds
Series/Tax Identification No.:	Vanguard PRIMECAP Core Fund/20-1689237
Fund:	Vanguard Fixed Income Securities Funds
Series/Tax Identification No.:	Vanguard Intermediate-Term Investment-Grade Fund/23-2735379
Vanguard Intermediate-Term Treasury Fund/23-2659568
Vanguard Long-Term Treasury Fund/23-2439151
Vanguard Short-Term Investment-Grade Fund/23-2439153
Vanguard Short-Term Federal Fund/23-2483049
Vanguard Short-Term Treasury Fund/23-2659567

Fund:	Vanguard Horizon Funds
Series/Tax Identification No.:	Vanguard Capital Opportunity Fund/23-2801528
Vanguard Strategic Equity Fund/23-2787277
Vanguard Strategic Small-Cap Equity Fund/20-4234046
Fund:	Vanguard Money Market Reserves
Series/Tax Identification No.:	Vanguard Prime Money Market Fund/23-6607979
Vanguard Federal Money Market Fund/23-2439136
Fund:	Vanguard Quantitative Funds
Series/Tax Identification No.:	Vanguard Structured Large-Cap Equity Fund/20-4457289
Vanguard Structured Broad Market Fund/20-5380815

Fund:	Vanguard Scottsdale Funds
Series/Tax Identification No.:	Vanguard Explorer Value Fund/27-1663550
Vanguard Russell 1000 Index Fund/27-2939873
Vanguard Russell 1000 Value Index Fund/27-2939962
Vanguard Russell 1000 Growth Index Fund/27-2940030
Vanguard Russell 2000 Index Fund/27-2940100
Vanguard Russell 2000 Value Index Fund/27-2940202
Vanguard Russell 2000 Growth Index Fund/27-2940282
Vanguard Russell 3000 Index Fund/27-2940415
Fund:	Vanguard Trustees’ Equity Fund
Series/Tax Identification No.:	Vanguard Emerging Markets Select Stock Fund/45-1137578

Fund:

Vanguard Variable Insurance Funds

Series/Tax Identification No.:	Vanguard Capital Growth Portfolio/55-0795775
Vanguard Growth Portfolio/23-2719785
Vanguard Money Market Portfolio/23-2585135
Vanguard Short-Term Investment-Grade Portfolio/23-2980466
Fund:	Vanguard Whitehall Funds
Series/Tax Identification No.:	Vanguard Global Minimum Volatility Fund/46-3759331
Vanguard Selected Value Fund/23-2827110
Vanguard High Dividend Yield Index Fund/20-5596733

AGREED TO as of the ____ day of November, 2013, BY:

THE BANK OF NEW YORK MELLON	Each Fund Listed on Schedule II
By:	By:
Name:	Name: Jean E. Drabick
Title:	Title: Assistant Treasurer